Exhibit 1.3

[insert name]

Name of Employee

OSCIENT PHARMACEUTICALS CORPORATION

2001 Incentive Plan

Restricted Stock Award Agreement

Oscient Pharmaceuticals

1000 Winter Street

Suite 2200

Waltham, MA 02451

Ladies and Gentlemen:

The undersigned (i) acknowledges that [he/she] has received an award (the “Award”) of restricted stock from Oscient Pharmaceuticals Corporation (the “Company”) under the 2001 Incentive Plan (the “Plan”), subject to the terms set forth below and in the Plan; (ii) further acknowledges receipt of a copy of the Plan as in effect on the date hereof; and (iii) agrees with the Company as follows:

1.	Effective Date. This Agreement shall take effect as of _________, which is the date of grant of the Award.

2.	Shares Subject to Award. The Award consists of ______ shares (the “Shares”) of common stock of the Company, par value $0.10 (“Stock”). The undersigned’s rights to the Shares are subject to the restrictions described in this Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

3.	Meaning of Certain Terms. Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan. The term “vest” as used herein with respect to any Share means the lapsing of the restrictions described herein with respect to such Share.

4.	Nontransferability of Shares. The Shares acquired by the undersigned pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan.

5.	Forfeiture Risk. Subject to Paragraph 8 below, upon termination of the undersigned’s employment or other service relationship with the Company and its subsidiaries (“Employment”) for any reason, including death, any then outstanding and unvested Shares acquired by the undersigned hereunder shall be automatically and immediately forfeited. The undersigned hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

6.	Retention of Certificates. Any certificates representing unvested Shares shall be held by the Company. If unvested Shares are held in book entry form, the undersigned agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

7.	Vesting of Shares. This Award shall vest as follows: [ ].

Notwithstanding the foregoing, no shares shall vest on any vesting date specified above unless the undersigned is then, and since the date of grant has continuously been, employed by the Company or its subsidiaries. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company’s assets, all unvested Shares shall fully vest immediately prior to the consummation of such transaction, unless this Award is assumed by the surviving or acquiring corporation.

8.	Change of Control. If within 12 months of a Change of Control (as defined below), the undersigned’s Employment is terminated by the surviving company other than for Cause, all unvested Shares will immediately vest.

“Cause” shall mean: (i) the undersigned’s material failure to perform (other than by reason of disability), or material negligence in the performance of, the undersigned’s duties and responsibilities to the Company or any of its subsidiaries; (ii) the undersigned’s material breach of the undersigned’s employment agreement with the Company or any other agreement between the undersigned and the Company or any of its subsidiaries; (iii) the commission of a felony or other crime involving an act of moral turpitude by the undersigned; or (iv) a material act of dishonesty or breach of trust on the part of the undersigned resulting or intended to result, directly or indirectly, in a personal gain or enrichment at the expense of the Company.

A “Change of Control” shall be deemed to have occurred if and when: (i) the Company executes an agreement of acquisition, merger, or consolidation which contemplates that after the effective date provided for in the agreement, all or substantially all of the business and/or assets of the Company shall be controlled by another corporation or other entity; PROVIDED, HOWEVER, for purposes of this clause (i) that (A) if such an agreement requires as a condition precedent approval by the Company’s shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured and, (B) if immediately after such effective date the voting shareholders of such other corporation or entity shall be substantially the same as the voting shareholders of the Company immediately prior to such effective date, the execution of such agreement shall not, by itself, constitute a “Change of Control;” (ii) any “person” (as such term is used in Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) becomes the beneficial owner, directly or indirectly, of securities of the Company that represent 35% or more of the votes that could then be cast in an election for members of the Company’s Board; or (iii) during any period of 24 consecutive months, commencing after the effective date of this Stock Option, individuals who at the beginning of such 24-month period were directors of the Company shall cease to constitute at least a majority of the Company’s Board, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two thirds of (A) the directors then in office who were directors at the beginning of the 24-month period, or (B) the directors specified in clause (A) plus directors whose election has been so approved by directors specified in clause (A).

9.	Legend. Any certificates representing unvested Shares shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF OSCIENT PHARMACEUTICALS CORPORATION’S 2001 INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND OSCIENT PHARMACEUTICALS CORPORATION. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF OSCIENT PHARMACEUTICALS CORPORATION.

As soon as practicable following the vesting of any such Shares the Company shall cause a certificate or certificates covering such Shares, without the aforesaid legend, to be issued and delivered to the undersigned. If any Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.

10.	Dividends, etc. The undersigned shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those Shares of which [he/she] is the record owner on the record date for such dividend or other distribution, and (ii) vote any Shares of which [he/she] is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited if and when the associated share is so forfeited; and further provided, that the Administrator may require that any cash distribution with respect to the Shares other than a normal cash dividend be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted amounts.

11.	Sale of Vested Shares. The undersigned understands that [he/she] will be free to sell any Share once it has vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws.

12.	Certain Tax Matters. The undersigned expressly acknowledges the following:

a.

The undersigned has been advised to confer promptly with a professional tax advisor to consider whether the undersigned should make a so-called “83(b) election” with respect to the Shares. Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the date of this

Award. The Company has made no recommendation to the undersigned with respect to the advisability of making such an election.

b.	The award or vesting of the Shares acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding. The undersigned expressly acknowledges and agrees that [his/her] rights hereunder are subject to [his/her] promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Administrator so determines, by the delivery of previously acquired Stock or shares of Stock acquired hereunder or by the withholding of amounts from any payment hereunder) all taxes required to be withheld in connection with such award, vesting or payment.

Very truly yours,

______________________________

(Signature of Employee)

Dated: [Insert Date]

The foregoing Restricted Stock

Award Agreement is hereby accepted:

OSCIENT PHARMACEUTICALS CORPORATION

By_______________________________

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